Exhibit 99.1

PRESS ANNOUNCEMENT

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS 2009 THIRD QUARTER RESULTS
BEDFORD, Mass., September 22, 2009—Progress Software Corporation (NASDAQ: PRGS), a leading software provider that enables enterprises to be operationally responsive announced today results for its third quarter ended August 31, 2009. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was $119.4 million, down 6 percent (flat at constant currency) from $126.6 million in the third quarter of fiscal 2008. On a non-GAAP basis, revenue totaled $119.7 million, down 5 percent (flat at constant currency) from the year ago period. The non-GAAP adjustment to revenue was to add back the purchase accounting adjustment for the reduction in deferred maintenance revenue related to the acquisition of IONA Technologies. Software license revenue decreased 15 percent (down 11 percent at constant currency) to $39.2 million from $46.0 million in the same quarter last year.

On a GAAP basis, operating income decreased 50 percent to $9.1 million from $18.1 million in the third quarter of fiscal 2008. Net income decreased 56 percent to $5.5 million from $12.5 million in the same quarter last year. Diluted earnings per share decreased 57 percent to 13 cents from 30 cents in the third quarter of fiscal 2008.

On a non-GAAP basis, operating income decreased 8 percent to $24.9 million from $27.2 million in the same quarter last year. Non-GAAP net income decreased 13 percent to $16.5 million from $19.0 million in the same quarter last year and non-GAAP diluted earnings per share decreased 11 percent to 40 cents per share from 45 cents in the third quarter of fiscal 2008.

Non-GAAP amounts primarily exclude the amortization of acquired intangibles, stock-based compensation, restructuring and acquisition-related costs and purchase accounting adjustments for deferred revenue.

The non-GAAP results noted above and the non-GAAP financial outlook for 2009 discussed below represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures for the three months ended August 31, 2009 and August 31, 2008, and the 2009 outlook, as well as further information regarding these measures, is included in the condensed financial information provided with this release.

Progress Software’s cash and short-term investments at the end of the third quarter totaled $186.5 million. Progress Software repurchased approximately 67,000 shares at a cost of $1.4 million in the third quarter of fiscal 2009. The existing re-purchase authorization, under which approximately 9.6 million shares remain available for repurchase, expires on September 30, 2009.

Rick Reidy, president and chief executive officer of Progress Software, stated: “Our financial results reflect the difficult economic environment and unfavorable year-over-year currency rates present during this third quarter. However, we continue to be well positioned with our emerging products and have received strong validation and top ratings from independent analyst firms.”

Quarterly Highlights
•	The Federal Aviation Administration (FAA) selected Progress® FUSE™ products to provide the open source integration underpinnings for their System Wide Information Management (SWIM) Program. The selection of FUSE open source products allows the SWIM program to interoperate with many other existing vendor technologies already in use by the FAA. (http://tinyurl.com/Progress-FAA)

•	UniCredit has deployed the Progress® Apama® FX Aggregation Accelerator for its FX desks. UniCredit’s FX traders are now using the Progress Apama platform along with its customized dashboards to connect to a number of liquidity venues and gain an aggregated view of liquidity in the FX market. In addition to using the Apama FX Aggregator to get a single unified view of the fragmented global FX market place, UniCredit’s FX traders are harnessing the power of the FX Aggregation Accelerator to publish FX prices to its eFX downstream channels. (http://tinyurl.com/unicredit-and-progress)

•	Foxwoods Resort Casino is now using Progress DataDirect Connect® for ODBC database drivers within its Hospitality Systems’ applications to connect business analytics data on UNIX to Windows-based data sources. With secure, reliable and stable access to heterogeneous data sources, Foxwoods has gained immediate visibility into the non-gaming activity of its guests to aid with marketing efforts, special events and promotions. (http://tinyurl.com/Progress-Foxwoods)

•	BondDesk Group, a leading fixed income trading platform and one of the largest market destinations for trading odd-lot fixed income in the U.S., will use the industry-leading Progress® Apama® Complex Event Processing (CEP) platform within the BondDesk™ Alternative Trading System (ATS). The BondDesk ATS provides 2,000 broker-dealers with access to 35,000 live and executable offerings from 120 premier fixed income dealers. BondDesk delivers analytics and decision-support to traders’ desktops more quickly and efficiently than ever before using the Apama CEP platform. (http://tinyurl.com/BondDesk-Progress)

•	Progress Software announced the appointment of Christopher Larsen as the company’s Senior Vice President, Global Field Operations. His appointment in this new executive role is part of Progress’ goal to provide a single integrated and customer focused enterprise level sales, services, and support organization globally. Reporting to Rick Reidy, president and chief executive officer, Larsen will be responsible for all company-wide sales, pre-sales, alliance, technical support and consulting services. (http://tinyurl.com/Christopher-Larsen)

•	The company announced the general availability of version 3.3 of its Progress® DataDirect Connect® for ADO.NET data providers featuring Entity Framework support for Oracle. (http://tinyurl.com/Progress-Oracle-Connectivity)

•	Progress released the latest version of its popular Apama Market Surveillance and Monitoring Accelerator. This release adds new abuse pattern detection capabilities and enhances current real-time monitoring and alerting features with new market operational controls. In addition, the Apama Market Surveillance and Monitoring Accelerator includes enhanced dashboards and a more sophisticated underlying data infrastructure that reduces time to market for a broad range of surveillance use cases. (http://tinyurl.com/Apama-market-surveillance)

Forrester Research, Inc. named the Progress® Apama® complex event processing (CEP) platform as a standout leader in “The Forrester Wave™: Complex Event Processing Platforms, Q3 2009”(August 2009) Report. In this detailed review of products, the Progress® Apama® platform received the top score in current offering and market presence. According to the report: “Progress Apama earned high marks for its event processing features, its development tools, and its business end-user tools, propelling it into its position as a leader.” (http://tinyurl.com/Forrester-Progress)

Additional highlights can be found at: http://web.progress.com/inthenews/pressreleases.html.

Business Outlook

Progress Software is providing the following guidance for the fiscal year ending November 30, 2009:
•	GAAP revenue is expected to be in the range of $487 million to $490 million.

•	On a non-GAAP basis, revenue is expected to be in the range of $490 million to $493 million.

•	GAAP diluted earnings per share are expected to be in the range of 69 cents to 71 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.72 to $1.74.
Progress Software is providing the following guidance for the fourth fiscal quarter ending November 30, 2009:
•	On both a GAAP and non-GAAP basis, revenue is expected to be in the range of $130 million to $133 million.

•	GAAP diluted earnings per share are expected to be in the range of 33 cents to 35 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 54 cents to 56 cents.
The outlook for the non-GAAP amounts excludes the amortization of acquired intangibles, stock-based compensation, purchase accounting adjustments for deferred revenue, restructuring expenses and acquisition-related expenses.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP revenue, operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call

The Progress Software conference call to discuss its fiscal third quarter 2009 results and business outlook will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that enables enterprises to be operationally responsive to changing conditions and customer interactions as they occur — to capitalize on new opportunities, drive greater efficiencies and reduce risk. The company offers a comprehensive portfolio of best-in-class infrastructure software spanning event-driven visibility and real-time response, open integration, data access and integration, and application development and deployment — all supporting on-premises and SaaS/Cloud deployments. Progress maximizes the benefits of operational responsiveness while minimizing IT complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding Progress Software’s business outlook and competitive position, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to our products; the growth rates of certain market segments; the positioning of our products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; the continuing weakness in the U.S. and international economies, which could result in fewer sales of our products and may otherwise harm our business; business and consumer use of the Internet; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; and changes in exchange rates. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Actional, Apama, DataDirect, DataDirect Connect, DataXtend, FUSE, OpenEdge, Progress, Sonic, and Sonic ESB are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	August 31,	August 31,	Percent
(In thousands except per share data)	2009	2008	Change

Revenue:
Software licenses	$39,173	$45,998	(15)%
Maintenance and services	80,260	80,622	0%

Total revenue	119,433	126,620	(6)%

Costs of revenue:
Cost of software licenses	1,758	3,219	(45)%
Cost of maintenance and services	15,957	16,558	(4)%
Amortization of purchased technology	4,811	2,958	63%

Total costs of revenue	22,526	22,735	(1)%

Gross profit	96,907	103,885	(7)%

Operating expenses:
Sales and marketing	45,511	48,367	(6)%
Product development	22,378	21,076	6%
General and administrative	17,717	14,966	18%
Amortization of other acquired intangibles	2,310	1,369	69%
Acquisition-related expenses	110	—
Restructuring expense	(211)	—

Total operating expenses	87,815	85,778	2%

Income from operations	9,092	18,107	(50)%
Other income (expense), net	(187)	2,640	(107)%

Income before provision for income taxes	8,905	20,747	(57)%
Provision for income taxes	3,384	8,210	(59)%

Net income	$5,521	$12,537	(56)%

Earnings per share:
Basic	$0.14	$0.31	(55)%
Diluted	$0.13	$0.30	(57)%

Weighted average shares outstanding:
Basic	40,117	40,528	(1)%
Diluted	41,261	42,156	(2)%

	Nine Months Ended
	August 31,	August 31,	Percent
	2009	2008	Change

Revenue:
Software licenses	$123,538	$136,115	(9)%
Maintenance and services	233,802	240,014	(3)%

Total revenue	357,340	376,129	(5)%

Costs of revenue:
Cost of software licenses	5,602	7,679	(27)%
Cost of maintenance and services	49,287	51,914	(5)%
Amortization of purchased technology	14,609	8,448	73%

Total costs of revenue	69,498	68,041	2%

Gross profit	287,842	308,088	(7)%

Operating expenses:
Sales and marketing	133,331	142,366	(6)%
Product development	70,320	62,299	13%
General and administrative	46,123	43,472	6%
Amortization of other acquired intangibles	7,149	4,092	75%
Acquisition-related expenses	330	—
Restructuring expense	5,237	—

Total operating expenses	262,490	252,229	4%

Income from operations	25,352	55,859	(55)%
Other income, net	582	7,892	(93)%

Income before provision for income taxes	25,934	63,751	(59)%
Provision for income taxes	9,855	23,907	(59)%

Net income	$16,079	$39,844	(60)%

Earnings per share:
Basic	$0.40	$0.96	(58)%
Diluted	$0.39	$0.92	(58)%

Weighted average shares outstanding:
Basic	40,018	41,416	(3)%
Diluted	40,826	43,189	(5)%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended August 31, 2009			Three Months Ended August 31, 2008
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$119,433	$286	$119,719	$126,620	$—	$126,620	(5)%
Purchase accounting adjustments for deferred revenue (1)	(286)	286		—	—
Income from operations	$9,092	$15,834	$24,926	$18,107	$9,129	$27,236	(8)%
Purchase accounting adjustments for deferred revenue (1)	(286)	286		—	—
Amortization of acquired intangibles	(7,121)	7,121	—	(4,327)	4,327	—
Acquisition-related expenses	(110)	110		—	—
Restructuring expense	211	(211)		—	—
Stock option investigation (2)	321	(321)	—	(1,270)	1,270	—
Stock-based compensation (3)	(8,849)	8,849	—	(3,532)	3,532	—

Operating margin percentage	7.6%		20.8%	14.3%		21.5%

Other income (expense), net	$(187)	$—	$(187)	$2,640	$—	$2,640	(107)%

Provision for income taxes (4)	$3,384	$4,903	$8,287	$8,210	$2,695	$10,905	(24)%

Net income	$5,521	$10,931	$16,452	$12,537	$6,434	$18,971	(13)%

Earnings per share - diluted	$0.13		$0.40	$0.30		$0.45	(11)%

Weighted average shares outstanding - diluted	41,261		41,261	42,156		42,156	(2)%

	Nine Months Ended August 31, 2009			Nine Months Ended August 31, 2008
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$357,340	$2,529	$359,869	$376,129	—	$376,129	(4)%
Purchase accounting adjustments for deferred revenue (1)	(2,529)	2,529		—	—
Income from operations	$25,352	$46,648	$72,000	$55,859	$26,018	$81,877	(12)%
Purchase accounting adjustments for deferred revenue (1)	(2,529)	2,529		—	—
Amortization of acquired intangibles	(21,758)	21,758	—	(12,540)	12,540	—
Acquisition-related expenses	(330)	330		—	—
Restructuring expense	(5,237)	5,237		—	—
Stock option investigation (2)	120	(120)	—	(1,866)	1,866	—
Stock-based compensation (3)	(16,914)	16,914	—	(11,612)	11,612	—

Operating margin percentage	7.1%		20.0%	14.9%		21.8%	(8)%

Other income, net	$582	$—	$582	$7,892	$—	$7,892	(93)%

Provision for income taxes (4)	$9,855	$14,459	$24,314	$23,907	$7,961	$31,868	(24)%

Net income	$16,079	$32,189	$48,268	$39,844	$18,057	$57,901	(17)%

Earnings per share - diluted	$0.39		$1.18	$0.92		$1.34	(12)%

Weighted average shares outstanding - diluted	40,826		40,826	43,189		43,189	(5)%

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred maintenance revenue of Iona Technologies at the date of the acquisition.

(2)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the SEC’s investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The credit amount in the third quarter of fiscal 2009 relates to insurance reimbursements in excess of previously estimated amounts.

(3)	Stock-based compensation expense, representing the fair value of equity awards under SFAS 123R, is included in the following GAAP operating expenses:

	Three Months Ended August 31, 2009			Three Months Ended August 31, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$8	$(8)	$—	$12	$(12)	$—
Cost of maintenance and services	238	(238)	—	212	(212)	—
Sales and marketing	1,445	(1,445)	—	1,335	(1,335)	—
Product development	1,037	(1,037)	—	881	(881)	—
General and administrative	6,121	(6,121)	—	1,092	(1,092)	—

	$8,849	$(8,849)	$—	$3,532	$(3,532)	$—

	Nine Months Ended August 31, 2009			Nine Months Ended August 31, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$28	$(28)	$—	$48	$(48)	$—
Cost of maintenance and services	706	(706)	—	705	(705)	—
Sales and marketing	4,331	(4,331)	—	4,184	(4,184)	—
Product development	2,984	(2,984)	—	2,737	(2,737)	—
General and administrative	8,865	(8,865)	—	3,938	(3,938)	—

	$16,914	$(16,914)	$—	$11,612	$(11,612)	$—

(4)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 33.5% for the three months and nine months ended August 31, 2009, and 36.5% and 35.5% for the three and nine months ended August 31, 2008, respectively. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	August 31,	November 30,
(In thousands)	2009	2008

Assets
Cash and short-term investments	$186,517	$118,529
Accounts receivable, net	83,819	94,795
Other current assets	38,434	32,928

Total current assets	308,770	246,252

Property and equipment, net	61,166	63,147
Goodwill and intangible assets, net	312,698	342,254
Investments in auction-rate securities	40,459	65,214
Other assets	40,957	35,503

Total	$764,050	$752,370

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$81,978	$105,599
Short-term deferred revenue	138,277	135,786

Total current liabilities	220,255	241,385

Long-term deferred revenue	5,289	7,957
Other liabilities	13,881	21,576
Shareholders’ equity:
Common stock and additional paid-in capital	235,285	216,261
Retained earnings	289,340	265,191

Total shareholders’ equity	524,625	481,452

Total	$764,050	$752,370

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	August 31,	August 31,
(In thousands )	2009	2008

Cash flows from operations:
Net income	$16,079	$39,844
Depreciation, amortization and other noncash items	47,465	31,997
Other changes in operating assets and liabilities	(27,822)	(11,404)

Net cash flows from operations	35,722	60,437
Capital expenditures	(6,061)	(6,024)
Investments in auction-rate securities	24,925	(54,400)
Acquisitions, net of cash acquired	—	(11,758)
Share issuances (repurchases), net	2,262	(86,605)
Other	11,140	(9,712)

Net change in cash and short-term investments	67,988	(108,062)
Cash and short-term investments, beginning of period	118,529	339,525

Cash and short-term investments, end of period	$186,517	$231,463

Progress Software Corporation
Reconciliation of Forward-Looking Guidance
Diluted Earnings Per Share Range

	Three Months Ended November 30, 2009
GAAP expectation	$0.33	—	$0.35

Adjustment to exclude stock-based compensation	$0.09	—	$0.09
Adjustment to exclude amortization of acquired intangibles	$0.12	—	$0.12
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.00	—	$0.00
Adjustment to exclude acquisition-related expenses	$0.00	—	$0.00

Non-GAAP expectation	$0.54	—	$0.56

	Twelve Months Ended November 30, 2009
GAAP expectation	$0.69	—	$0.71

Adjustment to exclude stock-based compensation	$0.43	—	$0.43
Adjustment to exclude amortization of acquired intangibles	$0.47	—	$0.47
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.04	—	$0.04
Adjustment to exclude restructuring expenses	$0.08		$0.08
Adjustment to exclude acquisition-related expenses	$0.01	—	$0.01

Non-GAAP expectation	$1.72	—	$1.74